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                                                                    Exhibit 10.5


                                 YOU BET!, INC.
                             1995 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


SECTION 1.  GENERAL PURPOSE OF PLAN; DEFINITIONS.

                 The name of this plan is the You Bet!, Inc. 1995 Stock Option Plan for Non-Employee Directors (the "Plan"). The purpose of the Plan is to enable You Bet!, Inc. (the "Company") to compensate non-employee members of the Board of Directors of the Company and to provide incentives to such members, which incentives are linked directly to increases in stockholder value and will therefore inure to the benefit of all stockholders of the Company.

                 For purposes of the Plan, the following terms shall be defined as set forth below:

                 (a)  "Board" means the Board of Directors of the Company.

                 (b) "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

                 (c) "Committee" means the Non-Employee Directors Stock Option Plan Committee of the Board, or any other committee the Board may subsequently appoint to administer the Plan. The Committee shall be composed entirely of directors who meet the qualifications referred to in Section 2 of the Plan. If at any time no Committee shall be in office, then the functions of the committee specified in the Plan shall be exercised by the Board.

                 (d) "Company" means You Bet!, Inc., a corporation organized under the laws of the State of Delaware, (or any successor corporation).

                 (e) "Fair Market Value" with respect to the Common Stock as of any date shall mean (i) in the event the Common Stock is listed on a national securities exchange, the closing price as reported for composite transactions on that date, or, if no sales occurred on that date, then the closing price on the next preceding date on which such sales of Common Stock occurred; (ii) in the event the Common Stock is not listed on a national securities exchange, the mean between the high bid and low asked prices reported for shares of Common Stock traded over-the-counter on that date, or, if no bid and asked prices were reported on that date, then the mean between the high bid and low asked prices on the next preceding date on which such prices were reported; or (iii) in the event there are no over-the-counter prices for the Common Stock and it is not listed on a national securities exchange, the fair market value as determined by the Committee in its discretion.
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                 (f)  "Nonqualified Stock Option" means any Stock Option that is not an "incentive stock option" within the meaning of Section 422A of the Code.

                 (g) "Stock" means the common stock, no par value, of the Company.

                 (h) "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

SECTION 2.  ADMINISTRATION.

                 The Plan shall be administered by a Committee of not less than two persons, who shall be appointed by the Board and who shall serve at the pleasure of the Board.

SECTION 3.  STOCK SUBJECT TO PLAN.

                 The total number of shares of Stock reserved and available for issuance under the Plan shall be 3% of the then outstanding shares of Stock.

                 In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, stock split or other change in corporate structure affecting the Stock, a substitution or adjustment shall be made in
(i) the aggregate number of shares reserved for issuance under the Plan and
(ii) the number and option price of shares subject to outstanding Stock Options granted under the Plan as may be determined by the Committee; provided that the number of shares subject to any award shall always be a whole number.

SECTION 4.  ELIGIBILITY.

                 Each non-employee member of the Board shall receive Non-Qualified Stock Options in accordance with the provisions of Section 5.

SECTION 5.  STOCK OPTIONS.

                 Recipients of Stock Options shall enter into a stock option agreement with the Company, which agreement shall set forth, among other things, the exercise price of the option, the term of the option and provisions regarding exercisability of the option granted thereunder.

                 The Stock Options granted under the Plan are Non-Qualified Stock Options.

                 Stock Options granted under the Plan shall be subject to the following terms and conditions:

                 (a) Subject to shareholder approval of this Plan, and the effectiveness of a Registration Statement with respect thereto, each of __________ and __________, the non-


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Employee Directors of the Company at the inception of the Plan, will receive options in the following amounts and at the exercise price set forth below.

                 ______________                 10,000
                 ______________                 10,000


                 (b) On the first business day after (i) the 1996 annual stockholders' meeting of the Company, and on the first business day after each subsequent annual stockholders' meeting of the Company thereafter during the term of the Plan or (ii) if there shall be no annual meeting during a year, on January 30 of succeeding year, each non-employee member of the Board shall be granted a Non-Qualified Stock Option to purchase 5,000 shares of Stock. The option price per share of Stock purchasable under such Stock Options shall be 100% of the fair market value on the date of grant. Such options shall be exercisable immediately grant by payment in full of the purchase price in cash.

                 (c) Non-transferability of Options. No Stock Options shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

SECTION 6.  AMENDMENT AND TERMINATION.

                 The Board may not amend, alter, or discontinue the Plan without the approval of the stockholders.

SECTION 7.  GENERAL PROVISIONS.

                 (a) Each person purchasing shares pursuant to a Stock Option must represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares shall include such legends that are appropriate to reflect any restrictions on transfer.

                 All certificates for shares of Stock delivered under the Plan shall be subject to such stop-transfer orders and other restrictions under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and a legend or legends shall be put on any such certificates to make appropriate reference to such restrictions.

                 (b) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any member of the Board any right to continued membership on such Board.





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                 (c)  Each Participant shall, no later than the date as of
which the value of an award first becomes includible in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

                 (d) No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

SECTION 8.  EFFECTIVE DATE OF PLAN.

                 The Plan shall be effective on the date it is adopted by the Board, subject to the approval by the Company's stockholders.

SECTION 9.  TERM OF PLAN.

                 No Stock Option shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but awards theretofore granted may extend beyond that date.





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